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                                                                    Exhibit 16.1


May 9, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:


We have read the section entitled "Changes in Accountants" in the Registration Statement on Form S-1 of Dean & DeLuca, Inc. being filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/ Grassi & Co., CPAs, P.C.
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GRASSI & CO., CPAs, P.C.